EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of PaperFree Medical Solutions, Inc. (the "Company") on Form 10-Q for the quarter ended May 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael J. Gelmon, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, as of, and for the periods presented in the Report.

Date: July 21, 2008	By:	/s/ Michael J. Gelmon
Michael J. Gelmon,
Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Paperfree Medical Solutions, Inc. and will be retained by Paperfree Medical Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.